EXHIBIT 4.1

                            THIRD AMENDMENT AGREEMENT

     This Third Amendment Agreement is made as of the 5th day of November, 1999, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

     WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definition of "Proviso" therefrom in its entirety and to insert in place thereof the following:
          "Proviso" shall mean that:

          (a) for Borrower's fiscal quarters ending prior to the fiscal year ending on or about August 31, 1998, Consolidated EBITDA, as referred to in the Leverage Ratio, shall be calculated as follows: (i) for the fiscal year ending on or about August 31, 1997, Consolidated EBITDA shall be calculated as disclosed in the pro forma statement provided by Borrower to Agent on or about July 30, 1997, (ii) for the fiscal quarter ending on or about November 30, 1997, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter by four (4), (iii) for the fiscal quarter ending on or about February 28, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the previous fiscal quarter by two (2), and (iv) for the fiscal quarter ending on or about May 31, 1998, Consolidated EBITDA shall be annualized by multiplying the Consolidated EBITDA for that fiscal quarter and the two (2) previous fiscal quarters by one and one-third (1.333); and

          (b) for Borrower's fiscal quarter ending November 28, 1999, and for each fiscal quarter of Borrower thereafter, any payment received by Borrower from General Motors Corporation with respect to outstanding accounts receivable (each a "GM Payment") on any Last Weekend, as hereinafter defined, shall be deemed to have been received and applied as a reduction to Funded Indebtedness (for purposes of calculation of the Leverage Ratio) on the last day of the fiscal quarter that ends during such Last Weekend, so long as Borrower actually applies the amount of such GM Payment as a payment of Funded Indebtedness on the next Business Day of the Last Weekend after the Business Day on which the payment is received by Borrower. As used herein, "Last Weekend" shall mean the Friday, Saturday Sunday, Monday and Tuesday (and Wednesday, if Monday is a national holiday in the United States) that contains the last day of a fiscal quarter of Borrower.

     2. After the date of this Third Amendment Agreement, Borrower shall include in each Compliance Certificate a description (with respect to amount and timing) of any recalculation of Funded Indebtedness that occurs pursuant to subpart (b) of the Proviso definition.

     3. Concurrently with the execution of this Third Amendment Agreement, Borrower shall:

     (a)  cause   each   Guarantor  of  Payment  to  consent  and  agree  to and
acknowledge the terms of this Third Amendment  Agreement; and

     (b) pay all legal fees and expenses of Agent in connection with this Third Amendment Agreement.

     4. Borrower hereby represents and warrants to Agent and the Banks that(a) Borrower has the legal power and authority to execute and deliver this Third Amendment Agreement; (b) the officials executing this Third Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Third Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Third Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     5. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

     6. Borrower and each Subsidiary, by signin g below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     7. This Third Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     8. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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
 9. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANK S HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                     AMCAST INDUSTRIAL CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President and
                                              Chief Executive Officer

                                     KEYBANK NATIONAL ASSOCIATION,
                                              as Agent and as a Bank

                                     By: /s/ FRANCIS W. LUTZ
                                     -------------------------------------
                                              Francis W. Lutz, Portfolio Manager

                                     BANCA COMMERCIALE ITALIANA

                                     By: /s/ CHARLES DOUGHERTY
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ TIZIANO GALLONETTO
                                     -------------------------------------
                                     Title: Assistant Vice President
                                     -------------------------------------

                                     THE BANK OF NEW YORK

                                     By: /s/ EDWARD J. DOUGHERTY III
                                     -------------------------------------
                                     Title: Vice President, U.S. Commercial
                                            Banking
                                     -------------------------------------

                                     BANK ONE, NA

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------


                                     CREDIT AGRICOLE INDOSUEZ
                                     (successor in interest to Caisse Nationale
                                      de Credit Agricole)

                                     By:
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     and
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     COMERICA BANK

                                     By: /s/ NICHOLAS G. MESTER
                                     -------------------------------------
                                     Title: Account Officer
                                     -------------------------------------

                                     CREDITO ITALIANO SPA

                                     By: /s/ CHRISTOPHER J. ELDIN
                                     -------------------------------------
                                     Title: First Vice President & Deputy
                                            Manager
                                     -------------------------------------

                                     and /s/ SAIYED A. ABBAS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     SANPAOLO IMI, SPA

                                     By: /s/ LUCA SACCHI
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ CARLO PERSICO
                                     -------------------------------------
                                     Title: Designated Group Manager
                                     -------------------------------------

                                     NATIONAL CITY BANK OF DAYTON

                                     By: /s/ NEAL J. HINKEL
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     BANK ONE, MICHIGAN (successor by merger
                                     to NBD Bank)

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------

                                     THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH

                                     By:
                                     -------------------------------------
                                     Title:
                                     -------------------------------------

                                     FIRSTAR BANK, NATIONAL
                                        ASSOCIATION (fka STAR BANK, N.A.)

                                     By: /s/ THOMAS D. GIBBONS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                            GUARANTOR ACKNOWLEDGMENT

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.
                                     ELKHART PRODUCTS CORPORATION
                                     WHEELTEK, INC.
                                     AS INTERNATIONAL, INC.

                                     By: /s/ DOUGLAS D. WATTS
                                     -------------------------------------
                                              Douglas D. Watts, Vice President
                                              of each of the Companies listed
                                              above

                                     AMCAST INVESTMENT SERVICES
                                              CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President